Exhibit 99.B(g)(2)

SEI

Investments

SCHEDULE OF GLOBAL SERVICES & CHARGES

June 2006

I. Custody Fees:

Market	Charge (basis points)	Transaction Charges
Argentina	10	$50
Australia	1	$30
Austria	3	$35
Bahrain	65	$100
Bangladesh	60	$100
Belgium	2	$35
Bermuda	12	$100
Bolivia	70	$100
Botswana	50	$100
Brazil(1)	10	$50
Bulgaria	15	$95
Canada	1	$10
Cayman Islands	10	$100
Chile	8	$50
China	10	$85
Colombia(1)	30	$100
Costa Rica	30	$65
Croatia	50	$85
Cyprus	6	$100
Czech Republic	10	$60
Denmark	2	$30
Ecuador	60	$100
Egypt	19	$90
El Salvador	55	$100
Estonia	45	$100
Euroclear(2)	1.25	$10
Finland	1.25	$30
France	1.25	$20
Germany	.9	$20
Ghana	60	$100
Greece	15	$35
Hong Kong	3	$40
Hungary	10	$60
Iceland	10	$100
India	8	$50
Indonesia	8	$50
Ireland	1.5	$35
Israel	11	$60
Italy	1	$20
Ivory Coast	80	$100
Japan	1	$10
Jordan	50	$100
Kazakhstan	50	$100
Kenya	40	$100
Latvia	30	$100
Lebanon	60	$100
Lithuania	40	$100
Luxembourg	1.5	$35
Macedonia	40	$100
Malaysia	5	$45
Malta	20	$100
Mauritius	60	$100
Mexico	3	$25
Morocco	22	$100
Namibia	40	$100
Netherlands	1	$20
New Zealand	1.5	$30
Nigeria	85	$100
Norway	2	$30
Oman	75	$100
Pakistan	40	$100
Palestine Autonomous Region	80	$100
Panama	50	$100
Papua New Guinea	25	$100
Peru	25	$100
Philippines	4	$64
Poland	8	$50
Portugal	6	$35
Qatar	60	$100
Romania	50	$100
Russia	18	$100
Singapore	3	$50
Slovakia	50	$100
Slovenia	50	$100
South Africa	1.5	$30
South Korea	2	$30
Spain	1.5	$35
Sri Lanka	45	$100
Swaziland	45	$100
Sweden	1.5	$30
Switzerland	.8	$20
Taiwan	7	$40
Thailand	5	$40
Trinidad & Tobago	65	$100
Tunisia	65	$100
Turkey	9	$60
Ukraine	35	$100
United Arab Emirates	75	$100
United Kingdom	.25	$6
Uruguay	75	$100
Venezuela	45	$100
Vietnam	60	$100
Zambia	45	$100
Zimbabwe	45	$100
United States	.15 bp on first $30 Bn	See Below Matrix
	.10 on all over $30 Bn

(1)           Including local administration charges.

(2)           Servicing for bonds only.

US & other Transaction Charges:

Type	Charge
DTC Buy/Sell	$2.50
FED Buy/Sell	$2.50
Physical Buy/Sell	$15.00
Repurchase Agreements	$2.50
US Cancel/Corrects	$2.50
Maturity Collections	$2.50
Commercial Paper	$2.50
Paydowns	$2.50
USD Wires and Book Transfers	$1.50
Futures Long/Short	$2.50
Options Written/Closed/Expired/Exercised	$2.50
Non-US Wires and Book Transfers	$7.50
Non-US Cancel/Corrects	$7.50

III.           Trustee Fees:

Where required, annual charges on value of month-end assets will be assessed on applicable assets at 1.00 bp

IV.           Value-Added Credits:

Cash Management: BBH will pay interest on all remaining balances not swept to an SEI vehicle at BBH’s average daily trading rate less 50 basis points for USD and 75 basis points in other applicable currencies. Idle balances are invested automatically through our cash management sweep service where investments are made in overnight time deposits with BBH’s Grand Cayman branch or other commercial banks approved as part of the program. Overdraft charges will be Fed Funds + 200 basis points.

V.              Billing:

Annual fees payable monthly in U.S. dollars based on direct debit.* Standard out-of-pocket expenses, and market imposed charges only will apply at cost and will be added to each monthly invoice.

*Assumptions and Parameters

•        Fees quoted above offered contingent upon the information provided and assuming the actual experience will not be materially different from this projected activity. BBH reserves the right to modify as additional markets and/or services are introduced.

Agreed and Acknowledged: